UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): July 27, 2006

RAYTHEON COMPANY

(Exact name of registrant as specified in its charter)

Delaware (State of Incorporation)	1-13699 (Commission File Number)	95-1778500 (IRS Employer Identification Number)

870 Winter Street, Waltham, Massachusetts 02451

(Address of Principal Executive Offices) (Zip Code)

(781) 522-3000

(Registrant’s telephone number, including area code)

________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01. Other Events.

On July 27, 2006, Raytheon Company (the “Company”) announced that it intends to explore strategic alternatives for its subsidiary, Raytheon Aircraft Company (“RAC” or “Raytheon Aircraft”), which may include among others, a potential sale of the business, initial public offering or spin-off to shareholders or some combination thereof. However, the Company can give no assurance that a transaction involving RAC will occur or that RAC’s business will not be impacted by the uncertainty arising from any potential transaction. The Company currently anticipates that any such transaction will not involve Flight Options, LLC or the Company’s commuter aircraft business. The Company has retained Credit Suisse to serve as its financial advisor and assist it in this process. As a matter of policy, the Company will not comment upon any proposals received nor comment upon any rumors relating to any of the foregoing.

The Company cautions that the statements regarding its future plans and objectives with respect to RAC constitute forward-looking statements. These forward-looking statements are not statements of historical facts and represent only the Company’s current expectations regarding such matters. These statements inherently involve a wide range of known and unknown risks and uncertainties. Actual actions, results and outcomes could differ materially from what is expressed or implied by these statements. The risk factor below describes certain specific risks and uncertainties that could cause such a difference. Other factors may be detailed from time to time in the Company’s public announcements and Securities and Exchange Commission filings. The Company undertakes no obligation to make any revisions to the forward-looking statements contained in this Form 8-K or to update them to reflect events or circumstances occurring after the date of this report.

We cannot assure that our announced intention to explore strategic alternatives for Raytheon Aircraft will result in the consummation of a sale of the business, initial public offering or spin-off to shareholders or other transaction involving Raytheon Aircraft and during such period Raytheon Aircraft’s business may be impacted by the uncertainty of any potential transaction.

While we have announced our intention to explore strategic alternatives for Raytheon Aircraft, the consummation of a sale of the business, initial public offering or spin-off to shareholders or other transaction will depend upon, among other things, the ability to identify potential counterparties to a transaction, the transaction terms proposed by the parties, the ability to reach and complete a definitive agreement, the performance of Raytheon Aircraft and the aviation markets generally, which performance may impact Raytheon Aircraft’s valuation and the desire of the parties to consummate any transaction, and the capital markets. In addition, during the period following our announcement, Raytheon Aircraft’s business could be impacted by customer and employee concerns arising from the uncertainty of any potential transaction.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RAYTHEON COMPANY

Date:	July 27, 2006	By: /s/ Jay B. Stephens
Jay B. Stephens
Senior Vice President and General Counsel